AMENDMENT NO. 1 TO
OPERATING AGREEMENT
OF
INERTIA DYNAMICS, LLC

A Delaware Limited Liability Company

This **AMENDMENT NO. 1 TO OPERATING AGREEMENT** (this "Amendment") is dated as of January 16, 2013, and is entered into by the undersigned sole Member of Inertia Dynamics, LLC, a Delaware limited liability company (the "Company"), and amends that certain Operating Agreement, dated October 17, 2005, entered into by the sole Member of the Company (the "Agreement"). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement.

Preamble

WHEREAS, effective as of December 31, 2007, pursuant to that certain Membership Interest Purchase Agreement of the same date, the undersigned, Altra Industrial Motion, Inc., a Delaware corporation, acquired 100% of the issued and outstanding limited liability company interests in the Company from The Hay Hall Group Limited, a company incorporated under the laws of England and Wales;

WHEREAS, the undersigned, Altra Industrial Motion, Inc., is the sole Member (the "Member") of the Company as of the date hereof;

WHEREAS, Section 24 of the Agreement provides that the Agreement may be amended in a writing signed by the Member; and

WHEREAS, the Member desires to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment.

1.1. Each reference in the Agreement to The Hay Hall Group Limited, a company incorporated under the laws of England and Wales, as the sole Member of the Company, shall be changed to Altra Industrial Motion, Inc., a Delaware corporation.

1.2. Section 5 of the Agreement shall be deleted in its entirety and replaced with the following:

5. Member. The name and mailing address of the Member are as follows:

Name:	Address:
Altra Industrial Motion, Inc.	300 Granite Street, Suite 201 Braintree, MA 02184

1.3. Section 7(a) of the Agreement shall be deleted in its entirety and replaced with the following:

> (a) In accordance with Section 18-402 of the Act, the management of the Company shall be vested in Carl Christenson and Christian Storch, both natural persons, as the managers (the "Managers").

1.4. The following new Section 25 shall be added to the Agreement:

> 25. Interests Governed by Article 8; Certificates. Each limited liability company interest in the Company shall constitute a "security" within the meaning of, and governed by, Article 8 of the Delaware Uniform Commercial Code, as in effect from time to time ("Article 8"), and any certificate evidencing a limited liability company interest in the Company shall constitute a "certificated security" within the meaning of, and governed by, Article 8.

2. Miscellaneous

2.1. Entire Agreement; Confirmation of Agreement. The Agreement, as amended by this Amendment, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and thereof and supersedes any prior understandings or agreements concerning the subject matter hereof or thereof. As and to the extent specifically amended hereby, the Agreement shall remain in full force and effect. As of the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," or any other expression of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

2.2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws.

2.3. Counterparts. This Amendment may be executed in any number of counterparts and by facsimile signature, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

2.4. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

MEMBER:

ALTRA INDUSTRIAL MOTION, INC.

By: ______________________________
Carl Christenson
President

[Signature Page to Amendment No. 1 to Operating Agreement of Inertia Dynamics, LLC]